                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the Registrant  /X/

   Filed by a Party other than the Registrant  / /

   Check the appropriate box:
   / / Preliminary Proxy Statement

   / / Definitive Proxy Statement

   /X/ Definitive Additional Materials

   / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

   / / Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))

                             EPL TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/ No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (a) Title of each class of securities to which transaction applies:

         (b)      Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                             EPL TECHNOLOGIES, INC.
                         INTERNATIONAL PLAZA, SUITE 245
                           PHILADELPHIA, PA 19113-1507

                                  SUPPLEMENT TO
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT

         The Annual Meeting of Shareholders (the "Annual Meeting") of EPL Technologies, Inc. (the "Company") originally scheduled to be held August 24, 1998, has been postponed by the Board of Directors of the Company and rescheduled for Tuesday, September 29, 1998 at 9:30 A.M. (local time). The Annual Meeting will still be held at the Top of the Tower, 1717 Arch Street, Philadelphia, Pennsylvania. The agenda for the Annual Meeting consists of the following:

         1. to elect three directors to serve for the ensuing year and until their respective successors shall have been duly elected and qualified;

         2. to consider and act upon a proposal to approve and adopt the Company's 1998 Stock Incentive Plan, as amended and restated; and

         3. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Company postponed the Annual Meeting to distribute to you this supplement to the Notice and Proxy Statement dated August 4, 1998 (this "Supplement") describing the recently approved amendments to its 1998 Stock Incentive Plan and to ensure that you will have sufficient time to consider the 1998 Stock Incentive Plan, as amended and restated. It is expected that this Supplement is first being sent to shareholders on or about August 25, 1998. The close of business on July 24, 1998, previously fixed by the Board of Directors as the record date for the Annual Meeting and any adjournment or postponement thereof, will continue to be the record date.

         This Supplement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of EPL Technologies, Inc. (the "Company"). The expense of this proxy solicitation will be borne by the Company. The Company has also retained the proxy solicitation firm of D.F. King & Co., Inc. to assist management in soliciting proxies. The Company has agreed to pay such firm a fee of approximately $4,000 for its services, plus expenses. This Supplement incorporates by reference and should be read in conjunction with the Notice and Proxy Statement dated August 4, 1998 previously distributed to holders of the Company's outstanding Common Stock and Series A Preferred Stock. Additional copies of the Notice and Proxy Statement dated August 4, 1998 may be obtained by contacting EPL Technologies, Inc., Investor Relations Department, Attention: Timothy B. Owen, Secretary and Treasurer, 2 International Plaza, Suite 245, Philadelphia, Pennsylvania 19113, telephone 610-521-4400.

                          PROPOSAL NO. 2 - APPROVAL OF
                     THE COMPANY'S 1998 STOCK INCENTIVE PLAN

           On June 25, 1998, the Company's Board of Directors approved and recommended to shareholders the Company's 1998 Stock Incentive Plan, which provided for granting options to purchase an aggregate of 2,250,000 shares of common stock of the Company. On August 20, 1998, the Company's Board of Directors approved an amended and restated 1998 Stock Incentive Plan (as amended and restated, the "Plan") to provide for the following changes:

                  (a) to reduce the aggregate maximum number of shares as to which options may be granted under the Plan to Eight Hundred Fifty Thousand (850,000), subject to appropriate adjustment upon the occurrence of stock dividends, stock splits, recapitalizations or certain other changes in capitalization of the Company as provided in Section 11 of the Plan ("Changes in Capitalization");

                  (b) to provide that the price at which shares of Common Stock may be purchased upon the exercise of options granted under the Plan shall be no lower than $14.00 per share (subject to adjustment as equitable to reflect Changes in Capitalization) with respect to any options granted under the Plan to any person who is (X) as of August 20, 1998, an "executive officer" of the Company, as such term is defined in the Securities Act of 1933, as amended ("Executive Officers"), or (Y) a director of the Company who is an employee of the Company or any Affiliate (as defined in the Plan) ("Employee Directors");

                  (c) to provide that the price at which shares of Common Stock may be purchased upon the exercise of all options granted under the Plan to any person shall be at a premium to the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date any such options are granted;

                  (d) to provide that the Board of Directors or any Committee (as defined in the Plan) shall not have the power to reduce the price of any options granted under the Plan (other than adjustments upon Changes in Capitalization); and

                  (e) to provide that the Board of Directors may not amend the foregoing provisions of the Plan without obtaining approval, within twelve months before or after such action, by vote of the majority of the votes cast at a duly called meeting of the shareholders or other method adequate under applicable law for obtaining shareholder approval.

                           The votes of shares of Common Stock and A Preferred
Stock present in person or by proxy or entitled to vote at the Annual Meeting, acting as a single class, in favor of the Plan must exceed the number of votes cast in opposition to the Plan to approve the Plan, assuming the presence of a quorum at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ADOPT AND APPROVE THE 1998 PLAN

           The right to vote your stock at the Annual Meeting is an important shareholder right and should be exercised by you in person or by proxy regardless of the number of shares held. The Board of Directors sincerely hopes you will be able to be present at the Annual Meeting but requests in any event that you SIGN and DATE the enclosed proxy and mail it in the enclosed envelope promptly. Any proxy which you previously submitted will not be considered valid for the purpose of granting authority to vote your shares for or against Proposal No. 2. Submitting a duly executed enclosed proxy bearing a later date will revoke your previous proxy as to all matters on the enclosed proxy. In the event you have previously submitted a proxy and do not revoke it, your shares will be voted in accordance with the instructions provided therein as to Proposal No. 1 and as to such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. The return of the enclosed proxy will not affect your right to vote in person at the Annual Meeting.




Timothy B. Owen
Secretary


August 25, 1998

                                      PROXY
                             EPL TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul L. Devine and Timothy B. Owen, each of them acting individually, as the attorney and proxy of the undersigned and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote in the name and stead of the undersigned as designated below, all the shares of EPL Technologies, Inc. held of record by the undersigned on JULY 24, 1998, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders originally scheduled to be held on AUGUST 24, 1998, as postponed until SEPTEMBER 29, 1998 (the "Meeting"), or any adjournment or further postponement thereof, if personally present.

1 -  Election of Directors:
                                                        Withhold
           Name                   Vote For          Authority to Vote
           ----                   --------          -----------------
           Paul L. Devine           / /                    / /
           Robert D. Mattei         / /                    / /
           A. S. Clausi             / /                    / /

2 - Proposal to approve and adopt the Company's 1998 Stock Incentive Plan, as amended and restated.

                              / /  For     / /  Against      / /  Abstain

3 - Upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE THREE PERSONS NOMINATED BY THE BOARD OF DIRECTORS TO SERVE AS DIRECTORS OF THE COMPANY AS SET FORTH ABOVE AND "FOR" THE ADOPTION OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND SUPPLEMENT TO NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT OF EPL TECHNOLOGIES, INC. THE BOARD IS NOT CURRENTLY AWARE OF ANY MATTERS EXPECTED TO COME BEFORE THE MEETING OTHER THAN THE ELECTION OF DIRECTORS AND CONSIDERATION OF ADOPTION OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED.

      --------------------------------      -----------------------------
      PRINT SHAREHOLDER NAME                SIGNATURE OF SHAREHOLDER

      --------------------------------      -----------------------------
      DATE                                  SIGNATURE OF SHAREHOLDER

      Please sign your name exactly as it appears on your stock certificate, date and return this proxy in the enclosed envelope. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If shareholder is a corporation, limited liability company or partnership, please have a duly authorized officer, manager, member or partner sign in full corporate, limited liability company or partnership name.

      Please return this proxy to EPL Technologies, Inc., 2 International Plaza, Suite 245, Philadelphia, PA, 19113- 1507 prior to September 29, 1998 so that your votes may be counted at the Annual Meeting.

                             EPL TECHNOLOGIES, INC.
                            1998 STOCK INCENTIVE PLAN
                            (as amended and restated)

           1. Purpose. EPL Technologies, Inc. (the "Company") hereby adopts the EPL Technologies, Inc. 1998 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by all employees (including employees who are members of the Board of Directors) of the Company or any Affiliate (as defined below), and certain consultants or advisors to the Company or an Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $0.001 per Share (the "Common Stock") and through the transfer or issuance of Common Stock subject to conditions of forfeiture. In addition, the Plan is intended as an additional incentive to certain directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.

           2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

                  (b) "Award" shall mean a transfer of Common Stock subject to conditions of forfeiture made pursuant to the terms of the Plan.

                  (c) "Award Agreement" shall mean the agreement between the Company and a Grantee with respect to an Award made pursuant to the Plan.

                  (d) "Awardee" shall mean a person to whom an Award has been granted pursuant to the Plan.

                  (e) "Board of Directors" means the Board of Directors of the Company.

                  (f) "Change of Control" shall have the meaning as set forth in
Section 10 of the Plan.

                  (g) "Code" means the Internal Revenue Code of 1986, as amended.

                  (h) "Committee" shall have the meaning set forth in Section 3 of the Plan.

                  (i) "Company" means EPL Technologies, Inc., a Colorado corporation.

                  (j) "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code.

                  (k) "Eligible Director" means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

                  (l) "Fair Market Value" shall have the meaning set forth in Subsection 8(b) of the Plan.

                  (m) "Grantee" shall mean an Awardee or an Optionee.

                  (n) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (o) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who is a "non-employee director" within the meaning of Rule 16b- 3.

                  (p) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of Section 422(b) of the Code.

                  (q) "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

                  (r) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

                  (s) "Option Document" means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

                  (t) "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

                  (u) "Restricted Stock" means Common Stock subject to conditions of forfeiture and transfer granted to any person pursuant to an Award under the Plan.

                  (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                  (w) "Section 16 Officer" means any person who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

                  (x) "Shares" means the shares of Common Stock of the Company which are the subject of Options or granted as Awards under the Plan.

           3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company; provided, however, that the Board of Directors may designate a committee or committee(s) of the Board of Directors composed of two or more Non-Employee Directors to administer the Plan with respect to the Section 16 Officers, directors, and/or key employees. Alternatively, the Board of Directors may designate two committees to operate and administer the Plan in its stead, a committee composed of two or more Non-Employee Director's to operate and administer the Plan with respect to the Company's Section 16 Officers and the directors, and another committee composed of two or more directors (which may include directors who are not Non-Employee Directors) to operate and administer the Plan with respect to persons other than
Section 16 Officers or directors. Any of such committees designated by the Board of Directors, and the Board of Directors itself in its administrative capacity with respect to the Plan, is referred to as the "Committee."

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine, shall keep minutes of its meetings, and shall adopt, amend and revoke such rules or procedures as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of the whole Committee. Any action which the Committee shall take through a written instrument signed by a majority of its members shall be as effective as though it had been taken at a meeting duly called and held. The Committee shall report all actions taken by it to the Board of Directors.

                  (b) Grants and Awards. Except with respect to Options granted to Eligible Directors pursuant to Section 9, the Committee shall from time to time at its discretion direct the Company to grant Options or Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the persons to whom, the times at which, and the price at which Options shall be granted, (ii) determine the type of Option to be granted and the number of Shares subject thereto, (iii) determine the persons to whom, and the times at which, Awards of Restricted Stock shall be granted, the number of Shares awarded, and the purchase price per Share, if any, (iv) determine that Options and Awards granted to Eligible Directors other than pursuant to Section 9 shall be granted only upon unanimous vote of the Committee or of directors not receiving any such Options or Awards; and (v) approve the form and terms and conditions of the Option Documents and Award Agreements; all subject, however, to the express provisions of the Plan. Notwithstanding the foregoing, no person may be granted Options to acquire more than One Hundred Thousand (100,000) Shares in any calendar year, subject to adjustment as provided in Section 11 of the Plan. In making such determinations, the Committee may take into account the nature of the Grantee's services and responsibilities, the Grantee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options or Awards under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company, or an Affiliate, or the Company's stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under applicable law, and (iv) any transaction from which the member derived an improper personal benefit.

                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further action on his part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options and Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

           4. Options and Awards under the Plan. Options under the Plan may be in the form of a Non-qualified Stock Option or an ISO, at the discretion of the Committee. Awards under the Plan shall be in the form of Restricted Stock.

           5. Eligibility. All employees, consultants and advisors, and members of the Board of Directors shall be eligible to receive Options and Awards hereunder. Eligible Directors may receive Options and Awards in addition to the Options to be granted pursuant to Section 9.

           6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards or Options may be granted pursuant to the Plan is Eight Hundred and Fifty Thousand (850,000) Shares, subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award have been conveyed back to the Company pursuant to the terms of an Award Agreement, the Shares for which the Option was not exercised or the Shares that were conveyed back to the Company may again be the subject of one or more Options or Awards granted pursuant to the Plan.

           7. Term of the Plan. The Plan is effective as of June 25, 1998, the date on which it was adopted by the Board of Directors, subject to the approval of the Plan on or before June 25, 1999 by a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting, by the unanimous consent in writing of the shareholders or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No Option or Award may be granted under the Plan after June 25, 2008.

           8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. To the extent any Option designated an

ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to Eligible Directors, except as otherwise provided in Subsection 9(c).

                  (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISO's and Options which are not intended to be ISO's, but only on the terms and subject to the conditions and restrictions of the Plan.

                  (b) Option Price. Each Option Document shall state the Option Price which, as hereafter provided, shall be greater than the Fair Market Value of the Shares on the date the Option is granted and shall be determined by the Committee in accordance with this Subsection 8(b); provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under
Section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted and further provided, however, that the Option Price for Options granted to any person who is (i) an "executive officer" of the Company, as such term is defined in the

Securities Act of 1933, as amended, on August 20, 1998 or (ii) a director who is not a Non-Employee Director (an "employee director") shall never be less than $14.00 per share (such $14.00 price to be subject to equitable adjustment by the Committee upon a Change in Capital Structure (as defined in Section 11 hereof)). Notwithstanding the foregoing, the Option Price for Options granted to all persons must be in excess of Fair Market Value at the time of grant. Moreover, Options once issued cannot be repriced other than pursuant to Section 11 hereof. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Common Stock is listed on a national securities exchange or included in the Nasdaq Stock Market's National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the

Company, may be made without violating the registration provisions of the Act),
(b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available,
(C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

                  (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified or cashier's check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, endorsed in blank or accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares of Common Stock in excess of the number of shares of Common Stock required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and (ii) such excess number of shares of Common Stock. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (e)      Termination of Options.

                           (i) No Option shall be exercisable after the first to
occur of the following:

                                  (A) Expiration of the Option term specified in
the Option Document, which, in the case of an ISO, shall not occur after (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under
Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                                  (B) Except to the extent otherwise provided in
an Optionee's Option Document, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture;

                                  (C) The date, if any, set by the Board of
Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company; or

                                  (D) The occurrence of such other event or
events as may be set forth in the Option Document as causing an accelerated expiration of the Option.

                                  (E) The date, if any, set by the Committee as
an accelerated expiration date in the event of a change in the required financial accounting treatment for stock options from that in effect on June 25, 1998 that adversely affects or may adversely affect the Company in the foreseeable future.

                  (ii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 8(e)(i)(A), provided that any change pursuant to this Subsection 8(e)(ii) which would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                  (iii) Notwithstanding anything to the contrary contained in the Plan or an Option Document, an ISO shall be treated as a Non-qualified Stock Option to the extent such ISO is exercised at any time after the expiration of the time period permitted under the Code for the exercise of an ISO.

         (f) Transfers. No Non-qualified Stock Option or Award granted under the Plan may be transferred, except, in the case of an Award, if all conditions of forfeiture or restrictions or transfer on the Award or the underlying Restricted Stock have lapsed and in the case of Options, such Option is a Non-qualified Stock Option, and in all cases, such transfer is to a "Permitted Transferee." For purposes of this Plan, "Permitted Transferee" means any of the following:
(i) a person that receives the Award or Non-qualified Stock Option by will or by the laws of descent and distribution, (ii) a person that receives the Award or Non-qualified Stock Option pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and (iii) a person that receives the Award or Non-qualified Stock Option after the Committee, in the manner established by the Committee, has issued or amended an Award or Non-qualified Stock Option the terms of which permit all or a portion of the Award or Non-qualified Stock Option to be irrevocably transferred by the Awardee or Optionee by bona fide gift, with no consideration for the transfer, to any of the Awardee or Optionee's parents, spouse, children or any other person who is a beneficiary under any insurance policy for which the premiums are paid by the Company, or a trust for the benefit of any of the foregoing, and the Awardee or Optionee has made such transfer, so notified the Company, identified the Award and/or the Non-qualified Stock Option transferred, the identity of the transferee and the category of Permitted Transferee in which the transferee belongs.

         Such transferred Award or Non-qualified Stock Option, once transferred, may not again be transferred except by will or by the laws of descent and distribution and will remain subject to the same terms and conditions of the Award Agreement or Option Document in effect immediately before the transfer and any such transferred Non-qualified Stock Option may be exercised only by such transferee during the transferee's lifetime (if the transferee is not a trust). No ISO granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of the Optionee, only by the Optionee, until and unless applicable law governing ISO's is amended to permit such transfers of ISO's and the Committee amends the terms of the Option document thereafter to permit such transfers.

                  (g) Limitation on ISO Grants. To the extent that the aggregate fair market value of stock with respect to which ISOs issued under the Plan and incentive stock options issued under any other incentive stock option plan of the Company or its Affiliates are exercisable for the first time by any individual during any calendar year exceeds $100,000, such ISOs shall be treated as Non-qualified Stock Options issued under the Plan. For purposes of this subsection

8(g), the fair market value of stock shall be determined as of the date of grant of the ISO or other incentive stock option.

                  (h) Other Provisions. Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 10 of the Plan, as applicable.

            9. Special Provisions Relating to Grants of Options to Eligible Directors. Options granted pursuant to the Plan to Eligible Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Timing of Grants; Number of Shares Subject to Options; Exercisability of Options; Option Price. Each Eligible Director shall be granted annually, commencing on

June 25, 1999 and on each June 25th thereafter ("Grant Date"), an Option to purchase seven thousand five hundred (7,500) Shares. The initial Option grant under this Section 9 to each person who becomes an Eligible Director after June 25, 1999, shall be for the purchase of a number of Shares equal to seven thousand (7,500) times the "Allocation Fraction" (which cannot exceed one). The numerator of the Allocation Fraction shall be equal to the number of months (a partial month of service shall equal a full month of service) in the period which commences on the date a person's service as a member of the Board of Directors commenced and ends on the immediately following Grant Date, and the denominator shall be twelve (12). Each such Option shall be a Non-qualified Stock Option, immediately exercisable on the date of grant. The Option Price shall be equal to the Fair Market Value of the Shares on the date the Option is granted.

                  (b) Termination of Options Granted Pursuant to Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

                        (i) Expiration of ten (10) years from the date of grant;

                        (ii) Expiration of five (5) years from the date the Optionee's service as a director terminates for any reason other than Disability or death;

                        (iii) Expiration of ten (10) years from the date of Disability or death; or

                        (iv) The date of a Change of Control.

                  (c) Applicability of Provisions of Section 8 to Options Granted Pursuant to Section 9. The following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a)(provided that all Options granted pursuant to this

Section 9 shall be Non-qualified Stock Options); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in shares of Company Common Stock); Subsection 8(f); and Subsection 8(h).

           10. Change of Control. In the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options and Awards outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, all Options granted pursuant to the Plan and held by Optionees at the time of a Change of Control shall become immediately exercisable in full and the restrictions applicable to Restricted Stock awarded to Awardees shall immediately lapse and the Restricted Stock held by the Company shall be delivered to the Grantees. Any amendment to this Section 10 which diminishes the rights of Optionees, other than the acceleration of the expiration or termination date to a date no earlier than thirty (30) days after notice of such acceleration, shall not be effective with respect to Options outstanding at the time of adoption of such amendment, whether or not such outstanding Options are then exercisable.

                  A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the

Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, more than twenty percent (20%) of the outstanding Shares of the Company's Common Stock, or
(v) the first day after the date this Plan is effective when directors are elected such that a majority of the members of the Board of Directors shall have been members of the Board of Directors for less than one (1) year, unless the nomination for election of each new director who was not a director at the beginning of such one (1) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

           11. Adjustments on Changes in Capitalization.

                  (a) In the event that the outstanding Shares are changed by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like (not including the issuance of Common Stock on the conversion of other securities of the Company which are outstanding on the date of grant and which are convertible into Common Stock) or dividends payable in Shares (collectively, a "Change in Capital Structure"), an equitable adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of Shares and price per Share subject to outstanding Options. Unless the Committee makes other provisions for the equitable settlement of outstanding options, if the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall at the time of such corporate event, if the Options held by such Optionee have not previously terminated, be entitled to receive upon the exercise of his or her Option the same number and kind of shares of stock or the same amount of property, cash or securities as he or she would have been entitled to receive upon the occurrence of any such corporate event as if he or she had been, immediately prior to such event, the holder of the number of shares covered by his or her Option.

                  (b) Any adjustment under this Section 11 in the number of Shares subject to Options shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

                  (c) The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive.

           12. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Committee may, in its sole discretion, shorten or waive any term or condition with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to Restricted Stock upon the death or Disability of the Awardee or upon a Change of Control.

                  (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

                  (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Board specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

                  (c) Date of Transfer. In the case of an Award which provides for a transfer of Shares without any payment by the Grantee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing Shares transferred pursuant to an Award shall be issued in the sole name of the Grantee and held in custody by the Company until all restrictions applicable thereto have lapsed. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Grantee as required with respect to Options under Section 8.

                  (d) Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Grantee of that Award shall be required to convey to the Company the Shares covered by the Award. Upon the occurrence of any such specified condition, the Grantee shall forthwith surrender and deliver to the Company the certificates evidencing such Shares as well as completely executed instruments of conveyance. Alternatively, the Committee, in its discretion, may provide that certificates for Shares transferred pursuant to an Award be held in escrow by the Company's Treasurer, together with an undated stock power executed by the Awardee until such time as each and every forfeiture condition has lapsed and that the Grantee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred Shares duly endorsed by the Awardee. Stock certificates evidencing Shares subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the Shares may not be sold or otherwise transferred.

                  (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the possibility of forfeiture and other rights of the Company (and with any other legends that may be appropriate) evidencing the Shares covered by the Award to be issued to the Awardee upon the Awardee's surrender of the legended certificates held by the Awardee to the Company.

                  (f) Rights as Shareholder. Upon payment of the purchase price, if any, for Shares covered by an Award and compliance with the acknowledgment requirement of Subsection 12(c), the Awardee shall have all of the rights of a shareholder with respect to the Shares covered thereby, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

                  (g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee as provided for in the Plan, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value

(determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments.

                  (h) Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any Restricted Stock in gross income while they are still subject to restrictions and/or forfeiture shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

                  (i) Forfeiture. Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Awardee, that the Awardee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all Restricted Stock for which (i) the Company has not yet delivered the Share certificates to the Awardee; (ii) the Restricted Period has not expired or (iii) any restrictions applicable to the Restricted Stock have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of Restricted Stock certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

                  (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

           13. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not change the class of individuals eligible to receive an ISO, increase the maximum number of shares as to which Options may be granted, or change the terms of any of the amendments to the Plan approved by the Board of Directors on August 20, 1998, which amendments are described in Exhibit A hereto, without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, by the unanimous consent in writing of the shareholders, or by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval. No amendment to the Plan shall adversely affect any outstanding Option or Award, however, without the consent of the Grantee.

           14. No Commitment to Retain. The grant of an Option or Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Grantee in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

           15. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or Award, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or
(b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

           16. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This section shall not be applicable if no class of the Company's equity securities is then registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                           EXHIBIT A - PLAN AMENDMENTS

         a) To reduce the aggregate maximum number of shares as to which Options may be granted under the Plan to Eight Hundred Fifty Thousand (850,000), subject to appropriate adjustment upon certain changes in capitalization of the Company as provided in Section 11 of the Plan;

         b) To provide that the price at which shares of Common Stock may be purchased upon the exercise of Options shall be no lower than $14.00 per share (subject to adjustment as equitable to reflect any stock split, reverse stock split, stock dividend, recapitalization or similar change in capital structure) with respect to any Options granted under the Plan to any person who is (X) an "executive officer" of the Company, as such term is defined in the Securities Act of 1933, as amended, as of the date these resolutions are adopted ("Executive Officers"), or (Y) a director of the Company who is an employee of the Company or any Affiliate (as defined in the Plan) ("Employee Directors");

         c) To provide that the price at which shares of Common Stock may be purchased upon the exercise of Options granted under the Plan to all persons shall be at a premium to the Fair Market Value (as defined in the Plan) of a share of Common Stock on the date any such Options are granted;

         d) To provide that the Board of Directors or any Committee (as defined in the Plan) shall not have the power to reduce the price of any Options granted under the Plan; and

         e) To provide that the Board of Directors may not change the foregoing provisions without obtaining approval, within twelve months before or after such action, by vote of the majority of the votes cast at a duly called meeting of the shareholders or similar method permissible under applicable state law.